Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $8.38 for the Fiscal Year Ended September 30, 2016

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2016--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $8.38 on net income available to common shareholders of $5.8 million for the fiscal year ended September 30, 2016. AMCON earned $2.32 per fully diluted share on net income available to common shareholders of $1.6 million for the fourth fiscal quarter ended September 30, 2016.

“We are pleased with our results for fiscal 2016. AMCON has earned its leadership position in the convenience distribution industry as a result of its determined and focused efforts to provide first class customer service and reliability. As the convenience store industry evolves and becomes increasingly complex, the wide variety of programs and services we offer serve to competitively differentiate AMCON,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are diligently implementing our focused strategic plan and customer centric philosophy which enables our management team to navigate the challenging business environment. Our objective is to deliver attractive risk adjusted rates of return on the capital we employ. We expect an enhanced level of capital expenditures in the coming years to support our efforts in foodservice, information technology, expansion of our territory, and the addition of retail health food stores.”

The wholesale distribution segment reported revenues of $1.3 billion and operating income before depreciation and amortization of $17.9 million for fiscal 2016, and revenues and operating income before depreciation and amortization of $336.7 million and $4.8 million, respectively, for the fourth fiscal quarter of fiscal 2016. The retail health food segment reported revenues of $27.4 million and operating income before depreciation and amortization of $0.5 million for fiscal 2016, and revenue of $6.1 million and an operating loss before depreciation and amortization of $0.3 million for the fourth quarter of fiscal 2016.

“We are actively working to expand our service territory and support our customers as they grow,” said Kathleen Evans, President of AMCON’s Wholesale Distribution Segment. Evans continued, “Our fall trade shows provided considerable momentum as we enter fiscal 2017. We take a long term approach to building our customers’ business which is mutually beneficial.”

“We opened a new flagship Chamberlin’s store in the Orlando market at the end of fiscal 2016. In addition, we have expanded our produce offerings and have made a meaningful investment in reimaging our brand and social media in this market,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment. “We will continue to invest in new stores, store remodeling, and marketing as we seek to address the competitive challenges we face in the industry.”

“We are very focused on increasing our shareholders’ equity per share, maintaining high levels of balance sheet liquidity and generating free cash flow. At September 30, 2016, our shareholders’ equity was $65.8 million, resulting in adjusted book value per share of $96.03. We turned our inventory twenty-two times and consolidated debt was $13.9 million. At its lowest point during fiscal 2016 our consolidated debt was $8.9 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We continue to place a high priority on the development of information technology for internal and external purposes. These are important investments in the future of our business. In addition, we are exploring additional upgrades and expansion of our distribution facilities and retail stores system wide,” added Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September	September
	2016	2015
ASSETS
Current assets:
Cash	$605,380	$219,536
Accounts receivable, less allowance for doubtful accounts of $0.7 million at 2016 and $0.9 million at 2015	30,033,104	31,866,787
Inventories, net	48,404,882	60,793,478
Deferred income taxes	1,441,919	1,553,726
Income taxes receivable	164,959	113,238
Prepaid and other current assets	8,608,049	2,125,908
Total current assets	89,258,293	96,672,673

Property and equipment, net	12,607,877	12,753,145
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,759,311	4,090,978
Other assets	288,082	317,184
	$112,263,390	$120,183,807
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,164,983	$17,044,726
Accrued expenses	6,792,884	7,224,963
Accrued wages, salaries and bonuses	3,580,996	3,282,354
Current maturities of long-term debt	362,495	351,383
Total current liabilities	28,901,358	27,903,426

Credit facility	10,537,226	20,902,207
Deferred income taxes	4,021,569	3,696,098
Long-term debt, less current maturities	3,021,824	3,384,319
Other long-term liabilities	30,815	34,860

Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized, and 100,000 shares issued and outstanding with a total liquidation preference of $2.5 million at September 2015 and no shares outstanding at September 2016	—	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, and 16,000 shares issued and outstanding with a total liquidation preference of $0.4 million at September 2015 and no shares outstanding at September 2016	—	400,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 677,057 shares outstanding and issued at September 2016 and 621,104 shares outstanding and issued at September 2015	8,184	7,061
Additional paid-in capital	19,525,554	15,509,199
Retained earnings	58,693,241	53,527,606
Treasury stock at cost	(12,476,381)	(7,680,969)
Total shareholders’ equity	65,750,598	61,362,897
	$112,263,390	$120,183,807

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2016	2015
Sales (including excise taxes of $386.1 million and $390.8 million, respectively)	$1,294,625,223	$1,281,855,896
Cost of sales	1,219,855,401	1,205,287,311
Gross profit	74,769,822	76,568,585
Selling, general and administrative expenses	61,733,220	62,769,438
Depreciation and amortization	2,162,667	2,264,184
	63,895,887	65,033,622
Operating income	10,873,935	11,534,963

Other expense (income):
Interest expense	723,221	841,739
Other (income), net	(104,959)	(69,054)
	618,262	772,685
Income from operations before income tax expense	10,255,673	10,762,278
Income tax expense	4,275,000	4,401,000
Net income	5,980,673	6,361,278
Preferred stock dividend requirements	(160,360)	(195,105)
Net income available to common shareholders	$5,820,313	$6,166,173

Basic earnings per share available to common shareholders	$9.37	$9.96
Diluted earnings per share available to common shareholders	$8.38	$8.59

Basic weighted average shares outstanding	621,435	619,295
Diluted weighted average shares outstanding	713,897	740,233

Dividends declared and paid per common share	$1.00	$0.72

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,980,673	$6,361,278
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,831,000	1,899,184
Amortization	331,667	365,000
(Gain) loss on sale of property and equipment	(58,926)	76,546
Equity-based compensation	1,403,584	1,224,661
Net excess tax benefit on equity-based awards	—	(320,000)
Deferred income taxes	437,278	264,336
(Recovery) provision for losses on doubtful accounts	(199,000)	82,000
(Recovery) provision for losses on inventory obsolescence	(57,247)	69,324
Other	(4,045)	(8,045)
Changes in assets and liabilities:
Accounts receivable	2,032,683	1,338,145
Inventories	12,445,843	(17,227,536)
Prepaid and other current assets	(6,482,141)	2,908,662
Other assets	29,102	130,965
Accounts payable	976,142	643,487
Accrued expenses and accrued wages, salaries and bonuses	(228,552)	1,028,560
Income taxes receivable	(51,721)	(1,396,852)
Net cash flows from operating activities	18,386,340	(2,560,285)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,594,848)	(1,018,391)
Proceeds from sales of property and equipment	112,157	41,000
Net cash flows from investing activities	(1,482,691)	(977,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(10,364,981)	5,820,424
Principal payments on long-term debt	(351,383)	(341,190)
Proceeds from exercise of stock options	—	450,000
Repurchase of common stock	(4,795,412)	(1,715,466)
Net excess tax benefit on equity-based awards	—	320,000
Dividends paid on convertible preferred stock	(160,360)	(195,105)
Dividends on common stock	(654,678)	(467,768)
Withholdings on the exercise of equity-based awards	(190,991)	(213,605)
Net cash flows from financing activities	(16,517,805)	3,657,290
Net change in cash	385,844	119,614
Cash, beginning of period	219,536	99,922
Cash, end of period	$605,380	$219,536

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$737,252	$828,005
Cash paid during the period for income taxes	3,889,443	5,533,516

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	167,444	23,329
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,174,981	1,240,842
Issuance of common stock in connection with the redemption of Series A & B convertible preferred stock	2,899,892	—

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2016

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$322,008	$296,449	$333,399	$342,769

Gross profit	18,962	17,540	19,164	19,104

Income from operations before income tax expense	2,365	2,069	3,162	2,660

Net income	1,356	1,147	1,852	1,626

Preferred stock dividend requirements	(49)	(49)	(49)	(14)

Net income available to common shareholders	$1,307	$1,098	$1,803	$1,613

Basic earnings per share available to common shareholders	$2.09	$1.81	$3.03	$2.45

Diluted earnings per share available to common shareholders	$1.85	$1.61	$2.62	$2.32

FISCAL YEAR 2015

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$315,433	$287,444	$334,457	$344,522

Gross profit	19,527	17,733	19,499	19,810

Income from operations before income tax expense	2,539	1,498	3,329	3,396

Net income	1,546	769	1,996	2,050

Preferred stock dividend requirements	(49)	(48)	(49)	(49)

Net income available to common shareholders	$1,497	$721	$1,947	$2,001

Basic earnings per share available to common shareholders	$2.44	$1.17	$3.16	$3.16

Diluted earnings per share available to common shareholders	$2.11	$1.04	$2.69	$2.73

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or vested and outstanding. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options and vesting of restricted stock units.”
September 2016
Number of common shares outstanding at September 30, 2016	677,057
Total shareholders’ equity at September 30, 2016	$65,750,598

Book value per share at September 30, 2016	$97.11

September 2016
Number of common shares outstanding at September 30, 2016	677,057
Add: common shares potentially issuable for stock options and unvested restricted stock units /1/	50,967
728,024

Total shareholders’ equity at September 30, 2016	$65,750,598
Equity impact if all potential common shares were exercised or vested /1/	4,162,825
$69,913,423

Adjusted book value per share at September 30, 2016	$96.03
____________
/1/ Assumes the exercise of all vested and unvested stock options and vesting of all outstanding restricted stock units at September 30, 2016.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727